UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2007

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

SECURITIES PURCHASE AGREEMENT

On February 27, 2007, Loral Space & Communications Inc. ("Loral" or the "Company") completed the sale to affiliates of MHR Fund Management LLC ("MHR") of $300,000,098 of two newly created series of convertible perpetual preferred stock of the Company pursuant to an Amended and Restated Securities Purchase Agreement with MHR, which was originally executed on October 17, 2006, and which was amended and restated on February 27, 2007 (as so amended and restated, the "Purchase Agreement") (the "Transaction"). The Company plans to use the proceeds of the Transaction, together with its existing resources, to pursue both internal and external growth opportunities in the satellite communications industry, including strategic transactions or alliances.

Pursuant to the Purchase Agreement, MHR purchased for approximately $41 million 136,526 shares of Series A-1 Cumulative 7.50% Convertible Perpetual Preferred Stock (the "Series A-1 Preferred Stock") and for approximately $259 million 858,486 shares of Series B-1 Cumulative 7.50% Convertible Perpetual Preferred Stock (the "Series B-1 Preferred Stock" and, together with the Series A-1 Preferred Stock, the "Preferred Stock") for an aggregate purchase price of $300,000,098. Each share of the Series A-1 Preferred Stock will be convertible, at the option of the holder, into ten shares of common stock of the Company, par value $.01 per share (the "Common Stock"), at an initial conversion price of $30.1504 per share of Common Stock. Prior to the Majority Ownership Date (as defined below), each share of the Series B-1 Preferred Stock will be convertible, at the option of the holder, into ten shares of Class B-1 Nonvoting Stock, par value $.01, of the Company (the "Class B-1 Nonvoting Stock"), at an initial conversion price of $30.1504 per share of Common Stock. The Class B-1 Nonvoting Stock is not currently authorized but will be included in a charter amendment to be proposed to the Company’s stockholders at the next annual meeting of stockholders, expected to be held in May 2007. After the Majority Ownership Date, each share of Series B-1 Preferred Stock will be convertible, at the option of the holder, into shares of Common Stock.

The terms of both series of Preferred Stock are designed so that, prior to the Majority Ownership Date, any shares of Common Stock issuable to MHR upon conversion of the Preferred Stock, when taken together with MHR's holdings of Common Stock at such time, will not represent more than 39.999% of the aggregate voting power of the securities of Loral. The "Majority Ownership Date" means the earlier of the date that (i) MHR's beneficial ownership of Common Stock, not including any of the Common Stock issuable upon the conversion of the Preferred Stock, represents more than 50% of the Common Stock of Loral, or (ii) a third party has acquired a majority of Loral's Common Stock on a fully diluted basis other than pursuant to certain prohibited transfers of the Series A-1 Preferred Stock from MHR. After the Majority Ownership Date, this restriction will no longer apply, and all shares of Preferred Stock will be convertible into Common Stock.

Holders of the Preferred Stock will be entitled to PIK (payment in kind) dividends through April 2011. Thereafter, if the Company satisfies certain financial requirements, the dividends will be payable in cash or in kind at the Company's option. The Company will be able to cause the Preferred Stock to be converted into Common Stock or Class B-1 Nonvoting Stock (assuming stockholder approval of the proposal to authorize the Class B Nonvoting Stock discussed below) after 5.5 years from issuance if the Common Stock is trading above certain volume thresholds and above 125 percent of the conversion price of the Preferred Stock for twenty trading days in a 30 trading day period.

In the event of a Change of Control of the Company (as defined), the Preferred Stock is entitled to receive upon conversion, in addition to the shares of Common Stock or Class B-1 Nonvoting Stock into which it would otherwise convert, shares of Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred Stock") and Series B-2 Convertible Preferred Stock (the "Series B-2 Preferred Stock") or, if authorized by shareholders, shares of Class B-2 Nonvoting Stock, par value $.01, of the Company (the "Class B-2 Nonvoting Stock" and, together with the Class B-1 Nonvoting Stock, the "Class B Nonvoting Stock") (in each case, the "Make-Whole Shares").

The shares of Series A-2 Preferred Stock and Series B-2 Preferred Stock are only convertible into shares of Class B-2 Nonvoting Stock if and when the Class B Nonvoting Stock is authorized by shareholders. The Class B-2 Nonvoting Stock will be automatically exchangeable into shares of Class B-1 Nonvoting Stock only upon shareholder approval of a resolution specifically approving such exchange (the "Exchange Proposal"), and, absent such approval, will have no voting rights as to any matter, except as may be provided by law.

If the Class B Nonvoting Stock is authorized by shareholders at a time when no shares of Series A-2 Preferred Stock and Series B-2 Preferred Stock are issued and outstanding, the Series A-2 Preferred Stock and Series B-2 Preferred Stock will be eliminated from the authorized share capital of the Company.

Loral has agreed in the Purchase Agreement to make a proposal to its stockholders at its 2007 annual shareholder meeting to amend its Restated Certificate of Incorporation to authorize the Class B Nonvoting Stock as a class of nonvoting stock and also to eliminate its prohibition on the creation of non-voting stock. In addition, the Loral Board has approved for submission to stockholders at the next annual stockholder meeting, and, in the Purchase Agreement MHR has agreed to vote in favor of, a proposal to increase the number of authorized shares of Common Stock of the Company to 60 million. Loral also intends to submit to stockholders the Exchange Proposal at its next annual meeting.

Pursuant to the terms of the Purchase Agreement, MHR has the right to nominate one new member to the Loral Board of Directors (the "Loral Board"). Following the election of that nominee, MHR's employees, officers or other representatives will hold four of the nine seats on the Loral Board. If Loral fails to make three dividend payments when required under the terms of the Preferred Stock, the holders of the Preferred Stock will have the right to elect two additional directors, but such additional directors must not be officers of or employed by, or representatives of, MHR if their appointment would result in MHR employees, officers or other representatives constituting a majority of the Loral Board. If the additional directors would cause a majority of the Board to be appointed by the holders of the Preferred Stock, then these additional directors will be appointed if they are reasonably acceptable to Loral.

In addition to the Preferred Stock purchased in the Transaction, MHR currently owns, in the aggregate, approximately 36% of the outstanding Common Stock and three of MHR's employees or officers are directors of Loral's eight-member Board, one of whom, who is MHR's President, serves as the non-executive chairman of the Loral Board. MHR also owns approximately 38.3% of the Series A 12% Non-Convertible Preferred Stock (the "Skynet Preferred Stock") and 44.6% of the 14% Senior Secured PIK Notes (the "Skynet Secured Notes") of Loral Skynet Corporation ("Skynet"), one of Loral's principal wholly-owned subsidiaries. Pursuant to the Purchase Agreement, MHR has agreed that if (i) the Company enters into a definitive binding agreement for the acquisition (through merger, consolidation, exchange, asset purchase, recapitalization, business combination or other similar transaction) by the Company of a business or business entity, or a substantial interest therein, for aggregate consideration (including debt assumed, refunded or remaining outstanding) exceeding $600 million (an "Acquisition"), and (ii) the Board of Directors of Skynet determines in connection with an Acquisition, that it will exercise Skynet’s right of optional redemption of the Skynet Secured Notes after the first anniversary of the issuance thereof, pursuant to Section 5 of the Skynet Secured Notes, then MHR, as holder of the Skynet Secured Notes (directly or through any of its Affiliates), will, at the request of Skynet, not object to such optional redemption of the Skynet Secured Notes, subject to the consummation of such Acquisition.

A Special Committee of the Loral Board, composed of independent directors, actively negotiated the terms of the Transaction with the advice of its legal and financial advisors, and the Transaction was approved by the disinterested members of the Loral Board with the unanimous affirmative recommendation of the Special Committee.

REGISTRATION RIGHTS AGREEMENT

Upon closing of the Transaction, the Company and Loral Skynet entered into an Amended and Restated Registration Rights Agreement with MHR (the "Amended Registration Rights Agreement"). The Amended Registration Rights Agreement provides that the shares of Series A-1 Preferred Stock and Series B-1 Preferred Stock acquired by MHR in the transaction, as well as the shares of Common Stock and Class B-1 Nonvoting Stock into which such shares are convertible, as the case may be, will be registrable securities and entitled to registration rights under the Amended Registration Rights Agreement. The Amended Registration Rights Agreement also provides that the shares of Class B-2 Non-Voting Stock, or the securities that are convertible into Class B-2 Non-Voting Stock, as the case may be, when issued as a "make-whole" payment, will be registrable securities and entitled to registration rights under the Amended Registration Rights Agreement.

The Amended Registration Rights Agreement also provides that the Company will be obligated to file a shelf registration statement covering resales to the public of shares of Series A Preferred Stock, Series B Preferred Stock and Class B Nonvoting Stock, and of shares of Common Stock issued upon the conversion or exchange of any of the foregoing, held from time to time by MHR, within seven days (subject to extension in certain events) after a request from the selling stockholders or a Loral Board resolution that such filing be made. In addition, the Amended Registration Rights Agreement eliminated the nine-month period that the Company was required to refrain from initiating a proposal to register or otherwise conducting an underwritten offering of equity securities for its own account following the effectiveness of the MHR shelf registration statement.

This description of the Purchase Agreement, the Series A Preferred Stock, the Series B Preferred Stock and the Amended and Restated Registration Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Series A Preferred Stock Certificate of Designation, the Series B Preferred Stock Certificate of Designation and the Amended and Restated Registration Rights Agreement attached to this report as Exhibit 10.1, Exhibit 3.1, Exhibit 3.2 and Exhibit 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

SERIES A-1 PREFERRED STOCK

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. In accordance with the Purchase Agreement, the Company issued to MHR 136,526 shares of Series A-1 Preferred Stock. The shares of Series A-1 Preferred Stock carry nominal voting rights of 1/10,000 of a share and are convertible into voting Common Stock.

All of the shares of Series A-1 Preferred Stock were issued pursuant to the exemption from the registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), since the Transaction did not involve any public offering and MHR had access to the kind of information that registration requirements would provide. The shares of Series A-1 Preferred Stock were issued with restrictive securities legends and may not be subsequently offered or sold by MHR in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

SERIES B-1 PREFERRED STOCK

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. In accordance with the Purchase Agreement, the Company issued to MHR 858,486 shares of Series B-1 Preferred Stock. The shares of Series B-1 Preferred Stock carry nominal voting rights of 1/10,000 of a share. The Series B-1 Preferred Stock will be convertible into shares of Class B-1 Nonvoting Common Stock, but only upon the adoption by the Company's stockholders of an amendment to the Company's Restated Certificate of Incorporation creating the Class B-1 Nonvoting Common Stock. The shares of Series B-1 Preferred Stock and Class B-1 Nonvoting Stock will continue to have nominal or no voting rights and will not be convertible into voting common stock until the Majority Ownership Date.

All of the shares of Series B-1 Preferred Stock were issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act, since the Transaction did not involve any public offering and MHR had access to the kind of information that registration requirements would provide. The shares of Series B-1 Preferred Stock will be issued with restrictive securities legends and may not be subsequently offered or sold by MHR in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The terms of the principal modifications to be effectuated by the Amended and Restated Registration Rights Agreement are described under Item 1.01 above.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Transaction on February 27, 2007, the Company amended Section 2 of Article II of its Bylaws to provide that the holders of a majority of the Preferred Stock (and additional shares of Preferred Stock issued in respect thereof) shall have the right to request a special meeting of stockholders for the purpose of (i) electing two additional directors (who may not be officers of or employed by, or representatives of, MHR if their appointment would result in MHR employees, officers or other representatives constituting a majority of the Board) in the event that the Company fails to pay dividends on the Preferred Stock for a period containing a number of days equivalent to three calendar quarters and (ii) approving the Class B Proposal contemplated by the Securities Purchase Agreement, which would authorize Class B-1 Non-Voting Common Stock and Class B-2 Non-Voting Common Stock and (iii) approving the Exchange Proposal contemplated by the Securities Purchase Agreement, which would authorize the automatic conversion of Class B-2 Non-Voting Common Stock into Class B-1 Non-Voting Common Stock.

Item 9.01 Financial Statements and Exhibits.

3.1 Certificate of Designation of Series A-1 Cumulative 7.50% Convertible Preferred Stock and Series A-2 Convertible Preferred Stock of Loral Space & Communications Inc.

3.2 Certificate of Designation of Series B-1 Cumulative 7.50% Convertible Preferred Stock and Series B-2 Convertible Preferred Stock of Loral Space & Communications Inc.

3.3 Loral Space & Communications Inc. Amended and Restated Bylaws dated February 27, 2007

10.1 Securities Purchase Agreement dated October 17, 2006, as amended and restated on February 27, 2007, by and between Loral Space & Communications Inc. and MHR Fund Management LLC

10.2 Amended and Restated Registration Rights Agreement dated February 27, 2007 by and among Loral Space & Communications Inc., Loral Skynet Corporation and the Persons Affiliated with MHR Fund Management LLC Listed on the Signature Pages Thereof

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

February 28, 2007	By:	Avi Katz

Name: Avi Katz
Title: Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designation of Series A-1 Cumulative 7.50% Convertible Preferred Stock and Series A-2 Convertible Preferred Stock of Loral Space & Communications Inc.
3.2	Certificate of Designation of Series B-1 Cumulative 7.50% Convertible Preferred Stock and Series B-2 Convertible Preferred Stock of Loral Space & Communications Inc.
3.3	Loral Space & Communications Inc. Amended and Restated Bylaws dated February 27, 2007
10.1	Securities Purchase Agreement dated October 17, 2006, as amended and restated on February 27, 2007, by and between Loral Space & Communications Inc. and MHR Fund Management LLC
10.2	Amended and Restated Registration Rights Agreement dated February 27, 2007 by and among Loral Space & Communications Inc., Loral Skynet Corporation and the Persons Affiliated with MHR Fund Management LLC Listed on the Signature Pages Thereof. and MHR Fund Management LLC